EXHIBIT 10(f)(f-2)

This Amendment to the 2010 Incentive Plan is made as of October 22, 2011.

NOW, THEREFORE, the 2010 Incentive Plan is hereby amended as follows:

1. Section 6(c) is hereby amended to add the following sentence at the end thereof:

“In addition, a Participant, at his or her discretion, may also satisfy the exercise price of an Option by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares that would otherwise be issued upon exercise of such Option by a number of whole Shares having a Fair Market Value equal to the sum of the aggregate exercise price of such Option, and such Fair Market Value of a Share shall be the closing price of a Share on the date any such Option is exercised (or if the Shares are not traded on such date, the most recent date on which such Shares were traded).

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

EMCOR Group, Inc.

By
Anthony J. Guzzi, President
and Chief Executive Officer